Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gary R. Heminger, Timothy T. Griffith and John J. Quaid, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock, par value $0.01 per share, of the Registrant and related plan interests issuable in connection with the Andeavor 401(k) Plan (or any amendment and restatement thereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of February 2019.

/s/ Gary R. Heminger Gary R. Heminger Chairman of the Board and Chief Executive Officer (principal executive officer)	/s/ Gregory J. Goff Gregory J. Goff Executive Vice Chairman

/s/ Timothy T. Griffith Timothy T. Griffith Senior Vice President and Chief Financial Officer (principal financial officer)	/s/ John J. Quaid John J. Quaid Vice President and Controller (principal accounting officer)

/s/ Abdulaziz F. Alkhayyal Abdulaziz F. Alkhayyal Director	/s/ Evan Bayh Evan Bayh Director

/s/ Charles E. Bunch Charles E. Bunch Director	/s/ Steven A. Davis Steven A. Davis Director

/s/ Edward G. Galante Edward G. Galante Director	/s/ James E. Rohr James E. Rohr Director

/s/ Kim K.W. Rucker Kim K.W. Rucker Director	/s/ J. Michael Stice J. Michael Stice Director

/s/ John P. Surma John P. Surma Director	/s/ Susan Tomasky Susan Tomasky Director